Exhibit 4.7

Contract No.: ______
Yuehao Jewelry

Goods Processing, Purchase and Sales Contract

Party A: Shenzhen Yuehao Jewelry Co., Ltd.
Registered Address: West Floor 3, No. 1 Building, Pacific Industry Zone, Shatoujiao, Shenzhen
Corporate Representative:
Authorized Agent:

Tel.: 0755-25621111
Fax: 0755-25600543

Party B: Taiyuan Basic Points Trading Co., Ltd.
Registered Address: No. 405, Unit 2, No. 69 Building, Dongmi Shi Qu, Yingze District, Taiyuan City, Shanxi Province
Corporate Representative:
Authorized Agent:
Tel.: 0351-5602855
Fax: 0351-7323989

In order to further expand the sales market of jewelry, define both parties’ rights and obligations to enable Party B to process and purchase goods from Party A in time and accurately, and standardize Party A’s goods supply process and Party B’s ordering process and payment settlement behavior to enhance the long-term, stable and harmonious cooperative relationship between both parties hereto, both parties hereby conclude and enter into this Contract through full consultation for both parties hereto to jointly comply with.

Page 1 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

I. Qualification of Both Parties

1.1 Both parties hereto are business corporations which are duly established and exist in accordance with the law and are able to independently bear civil responsibilities and have full principal qualification to conclude and perform this Contract.

1.2 Party B promises that where it does not have legal qualification to perform this Contract upon the conclusion of this Contract, it must obtain relevant qualification prior to the performance of this Contract; otherwise, during the cooperation, Party A shall be entitled to terminate this Contract upon discovering such case. Therefore, all loss caused to Party A shall be borne by Party B.

1.3 Both parties must submit the copies of such valid certificates affixed with official seal as business license, tax registration certificate, organization code certificate, bank account and ID of contact person designated for future reference.

1.4 Party A designates:

Name	Position	Type and Number of Certificate	Tel.

as the designated contact persons of the Company the behavior of who shall represent Party A and who shall be responsible for conducting business dealings with Party B, goods delivery and other relevant contacts.

 Party B designates (certificate numbers and positions of the specific business principals shall be indicated in the following table):

Name	Position	Type and Number of Certificate	Tel.

as designated contact persons the behavior of who shall represent Party B and who shall be responsible for conducting business dealings with Party A and receiving goods and for other relevant contacts.

1.6 Both parties covenant that in case of any change to the above designated contact persons for handling various businesses, either party shall notify the other party immediately in writing and obtain the written confirmation; otherwise, the adverse consequences arising therefrom shall be borne by the party responsible for notification.

Page 2 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

II. Requirements for Goods and Supplied Materials (for processing)

2.1 Goods supplying mode of Party A:

(1) Party B shall choose and purchase at Party A’s exhibition and sales center on its own;

(2) Party A shall produce goods according to the order standard required by Party B, with the specific requirements of the standard detailed in the purchase order. The purchase order shall be effective upon the signature of the business personnel designated by both parties. During the performance of this Contract, Party B, requiring modifying the order standard, shall notify Party A in time and the new standard shall prevail after being confirmed by Party A in writing. Where the goods indicated in the order have been confirmed by the representatives of both parties and Party A has put such goods into production, such order may not be changed in process.

2.2 The category, type, style, quantity, weight, specifications and special requirements of the articles purchased every time shall be subject to Party B’s order and other rights and obligations shall be subject to this Contract. Purchase Order (Annex I), Confirmation Form of Ordered Price (Settled Price) (Annex II) and Confirmation Form of Deficiency (Annex III) shall be integral parts of this Contract, with their samples provided in the annexes hereto.

2.3 Goods received by Party B must be completely inspected before being promoted for sales. For products not inspected on sale, Party B shall bear all quality liabilities on its own.

2.4 Where Party B lodges objection to the purity and other quality problems of Party A’s goods, it must submit a written report to Party A within two (2) days after the delivery of goods. Party B may not refuse to receive Party A’s goods for any reason until Party A confirms that the goods have any quality problem not complying with the state inspection standard.

2.5 The supplied materials that Party B delivers to Party A shall be inspected by Party A on site. The supplied materials shall be deemed as delivered after signed by Party A’s personnel in charge of supplied materials. Where the supplied materials are checked to be unqualified, Party A shall explicitly indicate the problems of the supplied materials to Party B.

2.6 Where both parties have different opinions on the quality of goods or raw materials delivered, they agree that National Gemstone Testing Center (Shenzhen Laboratory) shall perform a third-party testing on the samples designated by both parties simultaneously. The report issued by such testing department shall be deemed as the final testing result. Where the testing result of such testing institution shows that the samples submitted are qualified, all expenses arising from such testing (including interest expenses for delayed delivery period) shall be borne by the party lodging the objection.

III. Delivery of Goods

3.1 The batch number, quantity, time, place and mode of goods delivery shall be specifically stipulated in every order by both parties. Where Party B requires delaying in receiving goods, it shall notify Party A at least five (5) working days in advance and obtain Party A’s written consent. In principle, the delay in receiving goods may not exceed four (4) days; otherwise, Party A shall be entitled to collect an interest of ___% of the total goods value (per day) from Party B from the fifth day after Party B’s delay in receiving goods.

Page 3 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

3.2 Where goods delivery is delayed for Party A’s reason, both parties shall determine the specific goods delivery date through consultation. Where Party B pays a deposit amounting to more than ___% of the total goods value on the order placing day, Party A must pay an interest of ____% of Party B’s advance payment (per day) to Party B.

3.3 Party B shall receive goods at the place where Party A is located or the place designated by Party A. Both parties shall count goods and make a written inspection signature record at the delivery time. The goods delivery may be carried out only between the contact persons designated by both parties. In case of any change to the contact person of either party, the party making such change shall perform in accordance with Clause 1.6 hereof.

3.4 Where Party B shall receive goods through mail delivery or air consignment, Party B may authorize Party A to handle and conclude the Agreement on Agent Mail Insurance of Goods (Annex IV) or the Agreement on Transport of Goods by Air through Entrusted Agency (Annex V). Party A shall complete its obligations for goods delivery upon the delivery of goods for mail or air consignment. At such time, the ownership of goods and the risk of goods damage and loss shall be transferred to Party B.

3.5 Where the total weight of goods indicated in the order is consistent with the total weight stipulated or the error is within ±5%, the actual weight shall be used as the settlement standard. Where the error range exceeds ±5%, Party B shall receive the goods and both parties shall seek for resolution through consultation.

3.6 When Party A delivers goods, the delivery voucher must be attached to the goods. Party B’s representative shall check the contents of the delivery voucher on its own and sign for confirmation. After the delivery, Party B shall be responsible for the security of the goods on its own.

IV. Line of Credit for Customer’s Overdue Payment

4.1 As Party B is Party A’s VIP customer, Party B may enjoy the following services:

Party A allows Party B to have a maximum limit for overdue payment for goods, amounting to (in words) RMB ______ only, i.e. (in number) RMB _____. However, as the capital input by Party A is financed by itself during the operation and a certain expense shall be paid, Party B promises to indemnify ___% of financing expense (per month) to Party A from the ____ day after the overdue day. (Where the price of material for the jewelry for which payment is overdue is not fixed, the financing expense shall be calculated on basis of the maximum limit of overdue payment converted from the total sum of 120% of the closing price of raw material in Shanghai Gold Exchange on the goods picking day and all expenses of labor for goods purchased.)

4.2 Where Party B fails to fix the price when purchasing goods, Party A allows it to have a maximum quantity of unsettled gold of 10 kilograms, that of K gold of ___ kilograms, that of platinum gold of ___ kilograms and palladium gold of / kilogram(s).

Page 4 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

Where Party B fails to settle price on the goods delivery day, it must prepay Party A a deposit, amounting to 120% of the closing price of raw material in Shanghai Gold Exchange on that day, and the total expenses of labor for goods purchased. In case that the market price increases in the course, Party B must make up such deposit as per the value increased; otherwise, Party A shall be entitled to close the position automatically.

In addition, Party A shall be entitled to calculate Party B’s position checking interest for unsettlement (RMB 0.04/gram/day for gold, K gold and palladium gold, and RMB 0.06/gram/day for platinum gold) from the ___/__ day after Party B takes the delivery of goods.

4.3 Where Party B has determined the price of goods and signed the Confirmation Form of Ordered Price (Settled Price) for the goods provided by Party A when purchasing the goods, such price shall not be affected by the market fluctuation any more.

4.4 Where Party B fixes price in advance, it shall prepay a deposit amounting to 20% of the total value of goods priced to Party A when fixing price. In case that the market price decreases in the course, Party B must cover the short position as per the loss arising from the decrease of price and guarantee that the book balance shall not be less than 20% of the total value of goods priced; otherwise, Party A shall be entitled to close the position automatically. Moreover, Party B agrees to pay position holding interest (RMB 0.04/gram/day for gold, K gold and palladium gold, and RMB 0.06/gram/day for platinum gold) to Party A from   /   day after signing the Confirmation Form of Ordered Price (Settled Price).

V. Mode and Period for Settlement of Payment for Goods

5.1 The settlement of unit price and total price of goods shall in two modes:

A. subject to the Confirmation Form of Ordered Price (Settled Price) stipulated prior to the delivery of goods and signed by the representatives of both parties;

B. subject to the settled price in the Confirmation Form of Ordered Price (Settled Price) of Party A during the period stipulated by both parties. The price, once being determined, may not be changed.

5.2 As the VIP customer of Party A, Party B shall fix price in advance; however, where the deposit fails to be prepaid, the Confirmation Form of Ordered Price (Settled Price), once being signed, shall be subjected to with honesty and Party B shall bear corresponding risk and position holding interest. Otherwise, Party A shall be entitled to require Party B to bear all loss and liabilities caused thereby according to the fluctuation amplitude of the market condition after closing the position automatically (where both parties have disputes over the link of pricing or business delivery, both parties agree to deem “telephone, computer sound recording, fax and e-mail” as effective legal evidences).

5.3 Where goods are ordered in the manner stipulated in Clauses 4.2, 4.3 and 4.4 hereof, Party B shall settle the payment for goods on the goods picking day. During the settlement of payment for goods, the deposit prepaid by Party B shall be automatically put into the payment for goods. Any other stipulation for limit of overdue payment hereunder shall be subjected to.

Page 5 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

5.4 Where Party B settles price and takes the goods purchased on the settlement day but fails to discharge the payment for goods immediately, Party A shall be entitled to collect financing expense (calculated as per ___% of the total payment for goods (per month))from Party B from the ___ day after the goods picking day.

5.5 Where Party B fails to confirm the settled price and to make the payment immediately on the day when the goods purchased are taken within the limit of overdue payment of Party B stipulated herein (or under the circumstance approved by Party A’s representative), Party B shall pay a position checking interest for unsettled price to Party A, besides the financing expenses payable to Party A in accordance with Clause 4.1 hereof. (The position checking interest shall be calculated from the   /   day after the goods are taken, with the specific calculation mode subject to Clause 4.2.)

5.6 In the event that the price is not stable and Party B fails to fix the price on the spot, Party B shall prepay 120% of the closing price of raw materials in Shanghai Gold Exchange on that day together with the total expenses of labor for the goods purchased to Party A, with refund for any over-payment or a supplemental payment for any deficiency after the settlement of price.

5.7 The account listed on the first page hereof is the formal account of Party A for receiving payment (or that provided by Party A in writing and confirmed by affixing official seal). Under the circumstance that Party A does not send any change instruction in writing, all payments made in mode of check, exchange bill and remittance shall be deemed to be received by Party A upon the arrival of Party B’s outward remittance at such account. At the mean time, Party B shall be responsible for faxing remittance documents and notify Party A to designate account checking personnel (see the following table) to check and receive the payment for goods. Both parties shall confirm that there are no mistakes.

The account checking personnel designated by Party A are as follows:

No.	Name	Department	Tel.	Fax
1
2

5.8 Party A shall provide receipt in time and issue formal special invoice of value-added tax as required by Party B after Party A receiving the payment for goods remitted into the designated account by Party B. Party A promises that the invoice of value-added tax shall be legal and effective document.

VI. Supplied Material Processing

6.1 Processing of Such Raw Materials as Gold, Platinum Gold and Palladium Gold

Gold

Page 6 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

Raw Materials Provided by Party B:	Consigned Processing (Product Name)	After Dissolution of Raw Materials, Changing to (Purity)	Product Processing Expense Collected by Party A
(Party A) Old gold999 jewelry	gold990 jewelry	/	RMB / per gram
	gold999 jewelry	/	RMB / per gram
(Party A) Old gold990 jewelry	gold990 jewelry	/	RMB / per gram
	gold999 jewelry	/	RMB / per gram
(Not Party A) Old gold jewelry	gold990 jewelry	99.5%	RMB / per gram
	gold999 jewelry	99.95%	RMB / per gram
Gold raw material or purified material (purity reaches 99.95% or 99.99%)	gold990 jewelry	99.5%	RMB / per gram
	gold999 jewelry	99.95%	RMB / per gram

Platinum gold

Raw Materials Provided by Party B:	Consigned Processing (Product Name)	After Dissolution of Raw Materials, Changing to (Purity)	Product Processing Expense Collected by Party A
(Party A) Old materials	PT950 jewelry	/	RMB __ per gram
	PT990 jewelry	/	Plus price difference
	PT999 jewelry	/	Plus price difference
New platinum gold999 raw materials (accepted by Party A)	PT950 jewelry	95%	RMB / per gram
	PT990 jewelry	99%	RMB / per gram
	PT999 jewelry	99.99%	RMB __ per gram

Palladium gold

Raw Materials Provided by Party B:	Consigned Processing (Product Name)	After Dissolution of Raw Materials, Changing to (Purity)	Product Processing Expense Collected by Party A
(Not Party A) Old palladium gold materials	Pd990 jewelry	99%	RMB / per gram
	Pd999 jewelry	99.99%	RMB / per gram
(Party A) Old palladium gold materials	Pd990 jewelry	/	RMB / per gram
	Pd999 jewelry	/	RMB / per gram
New palladium gold999 materials (accepted by Party A)	Pd990 jewelry	99%	RMB / per gram
	Pd999 jewelry	99.99%	RMB / per gram

Page 7 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

6.2 In respect of 18K jewelry, according to different techniques and styles, after the representatives of both parties confirm the expenses of labor for various products through consultation, Party B may settle the price according to the price of 18K gold materials on that day or choose the supplied K gold materials for processing.

6.3 In respect of various jewelries (such as unique gold, elaborate works, gold9999 99.99%, solderless products and hard gold999) and new products, the processing expenses shall be calculated through consultation during the promotion period:

Price shall be added subject to the normal sales of Yuehao Exhibition Hall.

6.4 For various old materials delivered by Party B to Party A, purifying expenses shall be paid accordingly. Both parties agree that

¡The purifying expenses are included in the processing expenses;

¡The purifying expenses shall be calculated additionally and paid as per RMB __ per gram for gold, RMB /    per gram for platinum gold and RMB /    per gram for palladium gold.

VII. Designated Purchase Quantity

7.1 As Party B is the VIP customer of Party A and fully enjoys the preferential price and line of credit provided by Party A, Party B shall guarantee that, during the performance of this Contract, the monthly purchase quantity (or consigned processing quantity) shall not be lower than:

Gold jewelry	___ (kg)	K gold jewelry	___ (kg)
Platinum gold jewelry	___ (kg)	Platinum gold jewelry	___ (kg)

Diamond jewelry	RMB / in value	/ discount when the monthly average purchase quantity reaches RMB / (value)
Green jade jewelry	RMB _____ in value	___% off discount when the monthly average purchase quantity reaches RMB _____ (value)

Where the monthly average purchase quantity is lower than the quantity stipulated in the above tables, the following provisions shall be subjected to:

Page 8 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

a. Party B shall cover the operating profits of the inadequate part of the purchase quantity to Party A (RMB 0.5/g for gold jewelry, RMB 1.0/g for platinum gold jewelry, RMB 1.5/g for K gold jewelry, RMB 1.0/g for palladium gold jewelry, 5% for diamond jewelry and 3% for green jade jewelry).

b. Party A shall be entitled to lower the maximum line of credit for overdue payment as per the appropriation. Where the limit of overdue payment is reduced and the actual overdue payment of Party B still exceeds the limit of overdue payment, Party B must pay off the surplus parts within five (5) days; otherwise, Party A may collect a penalty of 1‰ of overdue parts for every overdue day.

7.2 Both parties agree to check the account at least once every month and assess various financing expenses and position holding and checking interest stipulated herein. After each account check, Party A shall be entitled to calculate the receivable interests obtained through assessment into the principal, without creating another account.

7.3 After both parties check the account and confirm the overdue payment of Party B, the corporate representatives or corporate principals of both parties (indicating specific names, ID number and working department) shall sign on the Statement and the Confirmation Form of Overdue Payment (Materials) (Annex III). In order to simplify the procedures and improve the working efficiency, both parties agree to confirm in manner of fax or e-mail and agree that the fax and e-mail have the equal legal effect.

VIII. Both Parties’ Commitments and Guarantees

8.1 Both parties commit that both parties’ personnel related to marketing, market and design shall convene regular meetings without fixed schedule or communicate with each other by phone, and inform each other of the product development plans and market promotion plans for the purpose of mutual help and mutual benefit, so as to jointly improve both parties’ cooperation and working efficiency.

8.2 The information of the other party known during the conclusion and performance of this Agreement, including such information not known by the public as operating strategies, operating plans, customer orders, product prices, R&D projects and newly developed products, shall be deemed as the business secret. Any party shall bear confidentiality obligations. Where one party discloses the business secret without authorization, causing loss to the other party, such party shall be liable for compensation and bear corresponding legal liabilities.

8.3 Party A commits that any design, image and technique involved during the trading process shall not constitute the conflicts over such rights as the intellectual property right of Party B or a third party. In case that it conflicts with Party B, Party B shall propose the conflict within five (5) days after it knows the conflict; otherwise, no conflict is deemed to be caused. In the event that conflicts arise from the involvement of any design, image and technique in such rights as intellectual property right with a third party, Party A shall resolve the disputes on its own and bear corresponding liabilities.

Page 9 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

8.4 Party B commits that, during the operation, without Party A’s permission, Party B may not infringe Party A’s intellectual property right, including but not limited to rights relating to design, trademark, copyright, patent, internal information, image spokesman, slogan for serial products, special packages and stage properties for brand image serial products, marking and other exclusive rights. In the event that Party B provides Party A’s intellectual property right to a third party for use without Party A’s legal authorization or uses Party A’s intellectual property right without authorization, resulting in any lawsuit, claim for compensation and charge, Party B shall bear all liabilities.

8.5 For new products and new concepts designed by Party A with Party B’s consignment, the intellectual property right shall be deemed as:

○ being owned jointly;

○√ independently owned by Party B.

Relevant expenses of consigned design and start-up and order quantity shall be determined by both parties additionally through consultation.

IX. Liabilities for Breach of Contract

9.1 Besides the inherent quality must comply with relevant national standards and the standards stated in the annexes hereto, where the styles and techniques of the goods submitted by Party A do not conform to Party B’s orders, such goods shall be deemed as non-conforming and Party B shall be entitled to require replace them free of charge. However, in respect of the products purchased by Party B’s representatives at Party A’s exhibition place, where the style and quality are deemed not to comply with its purchase requirements thereafter, Party B shall bear all liabilities on its own.

9.2 During the performance of this Contract, in case that force majeure causes both parties to be unable to perform all or part of this Contract, both parties may be exempt from liabilities for breach of contract after such force majeure is proved by relevant departments and is notified to the other party in time. However, either party shall adopt active measures to minimize losses.

9.3 Where Party B needs to deposit the goods at Party A’s company temporarily and fails to make a bill and deliver the goods after Party A fully prepares the goods indicated on the orders as scheduled or Party B’s representatives choose goods at Party A’s exhibition and sales center on its own, Party A shall deposit Party B’s goods for four (4) days for free. After the expiry of free deposit period, where Party B delays in receiving such goods for any reason or finds an excuse to reject such goods, it shall compensate Party A for the losses on capital turnover, overstocking of products and labor expenses of products caused thereby. Party B agrees to compensate Party A:

○ / % of the total labor expenses for such deposited goods;

○ an interest amounting to ___% of the total value of such goods (per day) calculated from the depositing day.

Page 10 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

X. Miscellaneous

10.1 For the purpose of facilitating the business of both parties to have a sustainable development and guaranteeing the sound and fair business contact between both parties, Party A proposes the business ethics of honesty, integrity and self-respect and prohibits any employee from receiving any private interest, including donation, gift, return commission or remuneration in any form.

10.1.1 Party A prohibits its any employee from conducting any private trade with Party B. Where Party B plans to conduct private trade (associated trade) with Party A’s employees, it must file a written application to the highest principal of Party A firstly and such trade may be carried out only after being approved. Otherwise, Party A may require Party B to bear the economic losses and legal liabilities arising therefrom.

10.1.2 In case that Party B gives a bribe to the contact person designated by Party A, lures such person by promise of gain or conducts other behaviors that violate the principle of honesty to such person of its own accord, Party A shall be entitled to terminate this Contract unilaterally and may require Party B to bear economic and legal liabilities after such behaviors are verified.

10.1.3 Where the contact persons designated by Party A demand any interest during the business cooperation, Party B shall inform the highest principal of Party A immediately and Party A shall strictly investigate in relevant events and compensate for Party B’s relevant losses.

The modes for Party A to receive reports and for contacting Party A are as follows:

10.2 For the matters uncovered hereby or the changes emerging during the performance, both parties shall conclude another supplemental contract through full consultation. Such supplemental contract shall have equal legal effect to this Contract upon the sealing of both parties.

10.3 Party A shall enjoy the right to finally construe the special terms used herein.

10.4 The annexes hereto shall be the integral parts of this Contract and shall have the equal legal effect to this Contract after both parties commence cooperation and conclude such annexes every time.

10.5 Any dispute arising during the performance of this Contract shall be resolved by both parties through joint friendly consultation or by the industry association through coordination. In case of failure to resolve such dispute in the foregoing manner, either party may file a lawsuit with the people’s court at the place where Party A is located.

Page 11 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

10.6 Under the circumstance that the agreement is dissolved for some reason, Party B must unconditionally settle all business payment and all liabilities with Party A within ten (10) days after the dissolution of the agreement; otherwise, Party B shall pay a penalty for overdue payment, amounting to 0.1% of the overdue amount for every overdue day, to Party A in addition to the interest stipulated herein. The dissolution of this Contract shall not affect the defaulting party’s assumption of liabilities for breach of this Contract.

10.7 This Contract shall be made in two copies, with both parties holding one copy respectively, and both copies shall have the equal legal effect. This Contract shall be effective upon the sealing and signature of both parties, with an effective period of one (1) year. After the expiry of the agreement term, new agreement may be concluded with both parties’ consent.

10.8 Party C shall be Party A’s performance guarantor. Party C voluntarily provides full guarantee for the debt owed by Party B to Party A. During the guarantee period, where Party B fails to pay the debt as scheduled (including but not limited to the performance of contract liabilities), Party C shall bear all such debts.

Party A (seal): Legal Representative (signature): Authorized Agent (signature): Chen Haifeng

Party B (seal): Legal Representative (signature): Authorized Agent (signature):

Party C (seal): Legal Representative (signature): Authorized Agent (signature):

Page 12 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com

Contract No.: ______
Yuehao Jewelry

Contract Signing Place: ________                                 Signing Date: ________

Page 13 of 13	CHINA TOP BRAND
Shenzhen Yuehao Jewelry Co., Ltd.
2-3 Floors, New Sunday Hotel, No. 28, Shuibei Er Road, Luohu District, Shenzhen City, China
Tel: 0755-25621111
www.ljgold.com